Exhibit 11(a)

Consent of Independent Registered Public Accounting Firm

GK Investment Property Holdings, LLC

Chicago, Illinois

We hereby consent to the use in the Offering Circular constituting a part of this Regulation A Offering Statement on Form 1-A of GK Investment Property Holdings II, LLC (the “Company”) of our report dated April 30, 2021, with respect to the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2020 and 2019 and the related consolidated statements of operations, members’ deficit, and cash flows for the year ended December 31, 2020 and the period from inception (July 11, 2019) to December 31, 2019.

/s/ CHERRY BEKAERT LLP

Richmond, Virginia

March 7, 2022

1

Consent of Independent Auditor

GK Investment Property Holdings II, LLC

Chicago, Illinois

We hereby consent to the use in the Offering Circular constituting a part of this Regulation A Offering Statement on Form 1-A of GK Investment Property Holdings II, LLC of our report dated January 13, 2021, with respect to the statement of revenues and certain operating expenses of the RF Grocery, LLC Property for the year ended December, 31, 2019.

/s/ CHERRY BEKAERT

Richmond, Virginia

March 7, 2022

2